Exhibit 3.25

ARTICLES OF INCORPORATION

OF

HAMER PROPERTIES, INC.

The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, adopts the following’ Articles of Incorporation for such corporation;

I.                                      The undersigned agrees to become a corporation by the name of Hamer Properties, Inc.

II.                                 The address of the principal office of said corporation will be located at 1500 North Dale Mabry Highway, in the City of Tampa, County of Hillsborough, State of Florida, ZIP 33607.

III.                            The purpose or purposes for which corporation is formed are as follows:

1.              (a) To purchase, lease, exchange, or otherwise acquire real estate and property, either improved or unimproved and any interest therein; to own, hold, control, maintain, manage, subdivide and develop the same; to sell, lease, exchange, assign, transfer, convey or otherwise alienate or dispose of any such real estate and property, and any interest therein.

(b) To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, tangible or intangible, wherever situated, and However held, including but not limited to money, credits, choses in action, securities, stocks, bonds, warrants, scripts, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or to indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real, personal (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including but not limited to mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

(c) To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth; and in general to do any and all things and exercise any and all powers, rights, and privileges for which a corporation now or hereafter may be organized under the laws of the State of West Virginia, or as they may be amended or supplemented.

2.              To hire and employ agents, servants, and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor, or otherwise, either alone or in company with others.

3.              To promote or aid in any manner, financially or otherwise, any persons, firm, association or corporation, and to guarantee contracts and other obligations.

4.              To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform, and carry out all contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

5.              To carry out any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in the West Virginia Code, and to have and to exercise all powers conferred by the laws of the State of West Virginia on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereinafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers and shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in no wise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumerated as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

IV.                             Provisions granting preemptive rights are:

None

V.                                  Provisions for the regulation of the internal affairs of the corporation are:

None

VI.                             The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($1,000.00), which shall be divided into 1,000 shares of the par value of $1.00 each.

VII.                        The full name(s) and address (es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, the number of shares subscribed for by each are as follows:

No. of
Name	Address	Shares
William H. Weldon	1500 North Dale Mabry Highway, Tampa, Florida 33607	None

VIII.                   The existence of this corporation is to be perpetual.

IX.                             The name and address of the appointed person to whom notice or process may be sent:

C T Corporation System
1200 Charleston National Plaza
Charleston, WV 25301

X.                                  The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify, are:

Name	Address
J. B. Cordell	1500 North Dale Mabry Highway Tampa, Florida 33607
Kenneth J. Matlock	1500 North Dale Mabry Highway Tampa, Florida 33607
William H. Weldon	1500 North Dale Mabry Highway Tampa., Florida 33607

I, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation, and I have accordingly hereunto set my hand this 20th day of July, 1983.

/s/ William H. Weldon
William H. Weldon

WEST VIRGINIA

ARTICLES OF INCORPORATION

PROFIT AMENDMENT

Pursuant the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Hamer Properties, Inc.

SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation on February 9, 1995, in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.

“XI.                         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code, 11 U.S.C. § 1123; provided, however, that this provision (i) will have no further force and effect beyond that required by such Section, (ii) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.”

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote was 1,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class, were as follows:

CLASS	Number of Shares
Common	1,000

FIFTH: The number of shares voted for such amendment(s) was 1,000; and the number of shares voted against such amendment(s) was 0.

SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) was: Not Applicable (only one class — common stock)

CLASS	Number of Shares Voted
For	Against

SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: Not Applicable

Dated February 9,1995

HAMER PROPERTIES, INC
Corporate Name

By:	/s/ K. J. Matlock
K. J. Matlock

It’s Vice President

and	/s/ M. C. Snow
M. C. Snow
It’s Secretary

ARTICLES OF MERGER

OF

HAMER HOLDINGS CORPORATION

WITH AND INTO

HAMER PROPERTIES, INC.

Pursuant to the provisions of the West Virginia Corporation Act, as amended, HAMER HOLDINGS CORPORATION, a Delaware corporation (“Hamer Holdings”), and HAMER PROPERTIES, INC., a West Virginia corporation (“Hamer Properties”), adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

FIRST: The Plan of Merger attached to these Articles of Merger as Exhibit I, which exhibit is hereby made a part hereof, was approved by the sole shareholder of each of the undersigned corporations in the manner prescribed pursuant to the law of their respective state of incorporation.

SECOND: As to each of the undersigned corporations, the number of shares outstanding are as follows:

Name of Corporation	Number of Shares Outstanding
Hamer Holdings Corporation	1,000
Hamer Properties, Inc.	1,000

THIRD: As to Hamer Holdings, shareholder action on the Plan of Merger was taken by written agreement of the sole shareholder of the corporation. The said written agreement has the same force and effect as if the action had been taken by unanimous vote of all 1,000 shares outstanding of Hamer Holdings. As to Hamer Properties, shareholder action on the Plan of Merger was taken by written agreement of the sole shareholder of the corporation. The said written agreement has the same force and effect as if the action had been taken by unanimous vote of all 1,000 shares outstanding of Hamer Properties.

Dated: May 24th, 1999.

HAMER HOLDINGS CORPORATION

By:	/s/ Frank A. Hult
Frank A. Hult
Vice President

and	/s/ Mary C. Snow
Mary C. Snow
Assistant Secretary

HAMER PROPERTIES, INC.

By:	/s/ Lee C. Houlditch
Lee C. Houlditch
President

and	/s/ Edward Porter
Edward Porter
Secretary

EXHIBIT I

PLAN OF MERGER

1.1.                            The Merger. On the Effective Date (as hereinafter defined) Hamer Holdings Corporation, a Delaware corporation, (sometimes referred to as “Hamer Holdings” or the “Merging Corporation”) shall merge with and into Hamer Properties, Inc., a West Virginia corporation (“Hamer Properties”), in the manner provided by law (the “Merger”). The separate existence of Hamer Holdings shall cease and Hamer Properties shall be the surviving corporation (sometimes referred to as the “Surviving Corporation”). The Merger shall be effective on the date a Certificate of Merger is issued by the West Virginia Secretary of State in accordance with law (the “Effective Date”).

1.2.                            Articles. Bylaws and Management. The Articles of Incorporation and Bylaws of Hamer Properties in effect at the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers and directors of Hamer Properties in office at the Effective Date shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

1.3.                            Effect of Merger. On the Effective Date, the corporate existence of the Merging Corporation shall be merged into and continued in the Surviving Corporation. All of the rights, franchises and interests of the Merging Corporation in and to every type of property (real personal and mixed) shall be transferred to and vested in the Surviving Corporation by virtue of the Merger, without any deed or other transfer, and the Surviving Corporation, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks, and bonds, guardian of estates, assignee, receiver, committee of estates of the mentally incompetent, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation.

1.4.                            Assumption of Liabilities. On the Effective Date, the Surviving Corporation shall assume all liabilities of the Merging Corporation; all deposits, debts, liabilities, obligation, contracts and fiduciary responsibilities of the Merging Corporation, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on the balance sheets, the books of account or records of the Merging Corporation, shall be those of the Surviving Corporation and shall not be released or impaired by the Merger, and all rights of depositors, other creditors, fiduciary beneficiaries and other obligees and all liens of property of either of the Merging Corporation or the Surviving Corporation shall be preserved unimpaired.

1.5.                            Conversion of Stock. Upon completion of the merger, each of the issued and outstanding shares of capital stock of Hamer Holdings shall be converted into and become one (1) share of common stock of Hamer Properties, and the sole shareholder of the issued and outstanding capital stock of Hamer Holdings shall surrender such capital stock for cancellation.